Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2006 relating to the financial statements, which appear in World Heart Corporation’s Annual Report on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

January 17, 2007

Ottawa, Canada